UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2010

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Second Street

San Francisco, CA 94105

(Address of principal executive offices, with zip code)

(415) 348-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2010, the Board of Directors of LookSmart, Ltd. (the “Company”) confirmed that the Company had met the profitability metric set on April 1, 2010 for the second quarter ended June 30, 2010 such that the previously announced executive salary reductions instituted on June 1, 2009 will be cancelled effective July 1, 2010.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2010, the Company filed a Certificate of Amendment of Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock, $0.001 par value per share, from 200,000,000 shares to 80,000,000 shares (the “Certificate of Amendment”). The foregoing amendment of the Company’s Restated Certificate of Incorporation was approved by the Company’s stockholders at the Company’s 2010 Annual Meeting of Stockholders held on July 28, 2010. A copy of the Certificate of Amendment, as filed with the Secretary of State of the State of Delaware on August 2, 2010, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) was held on July 28, 2010. Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 17,157,442 shares of Common Stock entitled to vote at the Annual Meeting and a total of 14,222,667 shares of Common Stock were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

Anthony Castagna, Teresa Dial and Mark Sanders were elected as directors to hold office until the 2013 Annual Meeting of Stockholders, or until their successors, if any, are elected or appointed, by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Anthony Castagna	7,466,077	1,795,179	4,961,411
Teresa Dial	7,465,719	1,795,537	4,961,411
Mark Sanders	7,467,257	1,793,999	4,961,411

In addition to the directors elected above, Timothy J. Wright will continue to serve as director until the 2011 Annual Meeting of Stockholders, or until his successor, if any, is elected or appointed, and Jean-Yves Dexmier will continue to serve as director until the 2012 Annual Meeting of Stockholders, or until his successor, if any, is elected or appointed.

Proposal No. 2

Stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock, $0.001 par value per share, from 200,000,000 shares to 80,000,000 shares. This change resulted in total authorized shares of capital stock of 85,000,000 shares (80,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock). The change in authorized shares became effective on August 2, 2010, upon the filing of the Certificate of Amendment with the Delaware Secretary of State. Voting results on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
14,087,868	123,255	11,544	—

Proposal No. 3

The selection by the Audit Committee of the Board of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
14,143,706	56,441	22,520	—

Item 8.01.	Other Events.

On July 28, 2010, the Board of Directors cancelled its prior action related to a 20% reduction of board fees payable in cash to the outside board members instituted on June 1, 2009. The effective date of the reinstatement of the full board fees is July 1, 2010. At Dr. Dexmier’s request, the 20% reduction with respect to the fees Dr. Dexmier receives in conjunction with his role as interim Chief Executive Officer will remain in place, but the fees Dr. Dexmier receives in conjunction with his roles as a member and Chairman of the Board of Directors will be restored to the prior level.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Certificate of Amendment of the Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/S/ STEVE MARKOWSKI
Steve Markowski
Chief Financial Officer

Date: August 3, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 3.1	Certificate of Amendment of the Restated Certificate of Incorporation